Exhibit 10.1

Execution Version

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (the “Agreement”) is made this 24th day of October, 2025, among (i) SuperX AI Technology Limited (NASDAQ: SUPX) (the “Company”), a British Virgin Islands business company, and (ii) the purchaser identified on its signature page to this Agreement (the “Purchaser”).

Purchase of Ordinary Shares and Warrants

1.	Subscription

1.1 The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Regulation S promulgated under the Securities Act of 1933, as amended (together with all of the rules and regulations promulgated thereunder, the “Securities Act”);

1.2 The Purchaser hereby agrees to subscribe for and purchase from the Company on the basis of the representations and warranties and subject to the terms and conditions set forth herein, purchaser units (the “Purchaser Units”), each consisting of one ordinary share, no par value per share, of the Company (the “Ordinary Share”) and 1/3 of a warrant of the Company, a form of which is attached here to as Exhibit A (the “Purchaser Warrant”, together with this Agreement, the “Transaction Agreements”), for cash in US dollars, or USD (the “Subscription Proceeds”), in such subscription amount and for such Subscription Proceeds as set out on the Purchaser’s signature page hereto at a purchase price equal to the US$____ per Purchaser Unit (the “Unit Price”). If purchased in any other currency, the parties agree to use the exchange rate on the date of payment.

2.	Payment

2.1 The Subscription Proceeds payable by the Purchaser shall be paid by wire transfer to the following bank account of the Company.

Title of the Account: [--]

Account #: [--]

Beneficiary Bank: [--]

Swift Code: [--]

Bank Address: [--]

3.	Deliveries at or Prior to Closing

3.1 The Company shall deliver to the Purchaser the following closing deliverables prior to or at the Closing:

(a)	a counterpart of this Agreement, duly executed by an authorized signatory of the Company;

(b)	Purchaser Warrants duly executed by an authorized signatory of the Company;

(c)	a certificate or evidence of electronic book entry representing the Ordinary Shares in the amount set forth on the signature page hereto;

(d)	the opinion of Ogier, the Company’s British Virgin Islands counsel, dated as of the Closing Date, in customary form and substance to be reasonably agreed upon with the Purchaser and addressing such legal matters as set forth in Schedule I attached hereto;

(e)	a certificate duly signed by an authorized officer of the Company, dated as of the Closing Date, certifying that the conditions specified in Sections 5.2(b) to (h) of this Agreement have been fulfilled; and

(f)	a certificate duly signed by the secretary of the Company, dated as of the Closing Date, certifying (i) the current-effective Memorandum and Articles of Association of the Company (the “M&AA”) and (ii) resolutions of the Company’s Board of Directors approving the Transaction Agreements and the transactions contemplated by this Agreement, including, without limitation, the issuance of the Purchaser Units and future issuance of Ordinary Shares issuable upon the exercise of the Purchaser Warrants (the “Warrant Shares”).

3.2 The Purchaser shall deliver to the Company the following closing deliverables prior to or at the Closing:

(a)	a counterpart of this Agreement, duly executed by an authorized signatory of the Purchaser; and

(b)	payment of the Subscription Proceeds payable by the Purchaser in accordance with the wire instructions set forth in Section 2.1 above.

4.	Closing

4.1 Subject to the satisfaction or waiver of the conditions set forth in Section 5 of this Agreement, the closing of the purchase and sale of the Purchaser Units (the “Closing” and the date on which the Closing occurs, the “Closing Date”) shall occur remotely via the exchange of documents and signatures at such time as agreed to by the Company and the Purchaser, which agreement shall not be unreasonably withheld or delayed, and in no event later than the tenth Business Day after the date of this Agreement unless otherwise agreed by the Company and the Purchaser. At the Closing, the Ordinary Shares and Purchaser Warrants being purchased by the Purchaser shall be issued and registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser, representing the number of Ordinary Shares and Purchaser Warrants to be purchased by the Purchaser at the Closing as set forth on the Purchaser’s signature page hereto, in each case against payment to the Company of the Subscription Proceeds therefor in full, by wire transfer to the Company of immediately available funds, at or prior to the Closing, in accordance with wire instructions set forth in Section 2.1 above.

5.	Conditions to Closing

5.1 The obligation of the Company to consummate the transactions to be consummated at the Closing, and to issue and sell to the Purchaser the Ordinary Shares and Purchaser Warrants to be purchased by it at the Closing pursuant to this Agreement, is subject to the satisfaction or waiver in writing of the following conditions precedent:

(a)	delivery by the Purchaser of the closing deliverables as set forth in Section 3.2.

(b)	that all of the representations and warranties of the Purchaser made in this Agreement shall be true and accurate in all material respects as of the date of this Agreement and as of the Closing Date, as though made on and as of such date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date;

(c)	that all of the obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(d)	that the Company shall have received the Subscription Proceeds payable by the Purchaser.

5.2 The obligations of the Purchaser to consummate the transactions to be consummated at the Closing, and to purchase and pay for the Ordinary Shares and Purchaser Warrants being purchased by it at the Closing pursuant to this Agreement, are subject to the satisfaction or waiver in writing of the following conditions precedent:

(a)	delivery by the Company of the closing deliverables as set forth in Section 3.1.

(b)	that the representations and warranties of the Company contained herein shall be true and correct in all material respects, except for those representation and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects, as of the date of this Agreement and as of the Closing Date, as though made on and as of such date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date, except for those representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects as of such earlier date;

(c)	that all of the obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(d)	that the purchase of and payment for the Ordinary Shares and Purchaser Warrants by the Purchaser shall not be prohibited or enjoined by any law or governmental or court order or regulation and no such prohibition shall have been threatened in writing;

(e)	that the Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for the consummation of the purchase and sale of the Ordinary Shares and Purchaser Warrants, all of which shall be in full force and effect;

(f)	that the Company shall have furnished all required materials to the transfer agent of the Company to reflect the issuance of the Ordinary Shares to be purchased by the Purchaser at the Closing;

(g)	that since the date of this Agreement, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect; and

(h)	that no stop order or suspension of trading shall have been imposed by Nasdaq Stock Market (“Nasdaq”), the SEC or any other governmental or regulatory body with respect to public trading in the Ordinary Shares as of the Closing Date. The Ordinary Shares shall be listed on Nasdaq and shall not have been suspended, as of the Closing Date, by the SEC or Nasdaq from trading thereon nor shall suspension by the SEC or Nasdaq have been threatened, as of the Closing Date, in writing by the SEC or Nasdaq; and the Company shall have filed with Nasdaq a Notification Form: Listing of Additional Shares for the listing of the Ordinary Shares and the Warrant Shares and Nasdaq shall have raised no objection to such notice and the transactions contemplated hereby.

6.	Representations, Warranties, Acknowledgements and Covenants of the Purchaser

6.1 The Purchaser hereby acknowledges and agrees as of the date hereof and as of the Closing Date that:

(a)	none of the Ordinary Shares and Purchaser Warrants have been registered under the Securities Act, or under any state securities or “blue sky” laws of any state of the United States or any other jurisdiction;

(b)	the decision to execute this Agreement and acquire the Purchaser Units hereunder has not been based upon any oral or written representation (other than representations set out in this Agreement) as to fact or otherwise made by or on behalf of the Company;

(c)	there are risks associated with an investment in the Company and the Purchaser Units, including, but not limited to those set forth in Company’s latest annual report on Form 20-F incorporated herein by reference;

(d)	it has received all the information it considers necessary or appropriate for purposes of deciding whether to purchase the Purchaser Units. The Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Purchaser Units and regarding the business, properties, prospects and financial condition of the Company, and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access;

(e)	it has been advised to consult its own legal, tax and other advisors with respect to the merits and risks of an investment in the Purchaser Units and with respect to applicable resale restrictions;

(f)	it understands that the Company is making no representations and warranties regarding tax consequences for its investment in the Purchaser Units or the securities law of the home or residential jurisdiction of the Purchaser.

6.2 The Purchaser hereby represents and warrants to, and covenants with, the Company (which representations, warranties and covenants shall survive the Closing) as of the date hereof and as of the Closing Date that:

(a)	it has the legal capacity and competence to enter into and execute this Agreement and to take all actions required hereby and, if the Purchaser is a corporation, it is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Agreement on its behalf;

(b)	the entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law or regulation applicable to the Purchaser or of any agreement, written or oral, to which the Purchaser may be a party or by which the Purchaser is or may be bound, except as would not, individually or in the aggregate, be reasonably expected to materially delay or hinder the ability of the Purchaser to perform its obligations under this Agreement;

(c)	the Purchaser has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies;

(d)	the Purchaser is not a “U.S. Person” as defined in Rule 902 under the Securities Act and is resident in the jurisdiction set out under the heading “Name and Address of Purchaser” on the signature page of this Agreement;

(e)	At the time Purchaser executed and delivered this Agreement, Purchaser was outside the United States and is outside of the United States as of the date of the execution and delivery of this Agreement;

(f)	Purchaser is acquiring the Purchaser Units for its own account and not on behalf of any U.S. person, and the sale has not been pre-arranged with a purchaser in the United States;

(g)	Purchaser represents and warrants and hereby agrees that all offers and sales of any of the Purchaser Units prior to the expiration of a period commencing on the Closing Date and ending six months thereafter, unless adjusted as hereinafter provided (the “Restricted Period”), shall only be made in compliance with the safe harbor contained in Regulation S, pursuant to registration of the Ordinary Shares and Purchaser Warrants under the Securities Act or pursuant to an exemption from registration, and all offers and sales after the Restricted Period shall be made only pursuant to such a registration or to such exemption from registration;

(h)	the Purchaser (i) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Purchaser Units; and (ii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

(i)	the Purchaser is not aware of any advertisement of any of the Purchaser Units and is not acquiring any of the Purchaser Units as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(j)	no person has made any written or oral representations to the Purchaser:

(i)	that any person will resell or repurchase any of the Purchaser Units;

(ii)	that any person will refund the purchase price of any of the Purchaser Units; or

(k)	as to the future price or value of any of the Purchaser Units.

6.3 Between the date of this Agreement and the Closing, the Purchaser shall notify the Company if any of the above representations and warranties ceases to be true.

6.4 The Purchaser acknowledges that the representations and warranties contained herein are made by it with the intention that they may be relied upon by the Company and its legal counsel in determining the Purchaser’s eligibility to purchase the Purchaser Units for which it is subscribing under applicable securities legislation.

7.	Representations and Warranties of the Company

7.1 The Company acknowledges and agrees that the Purchaser is entitled to rely upon the representations and warranties of the Company, contained in this Agreement and further acknowledges that the Purchaser will be relying upon such representations and warranties in purchasing the Purchaser Units. The Company represents and warrants as follows as of the date hereof and as of the Closing Date:

(a)	The Company is duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands.

(b)	The Company has the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted and described in the SEC Reports. The “SEC Reports” means (a) the Company’s most recently filed Annual Report on Form 20-F and (b) all Reports on Form 6-K furnished by the Company following the end of the most recent fiscal year for which an Annual Report on Form 20-F has been filed and prior to the Closing Date, together in each case with any documents incorporated by reference therein or exhibits thereto.

(c)	The Company is not in violation or default of any of the provisions of its M&AA. The Company is duly qualified to conduct its business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of the Transaction Agreements, (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under the Transaction Agreements (any of (i), (ii) or (iii) being hereafter referred to as a “Material Adverse Effect”), and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(d)	The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Transaction Agreements, including the issuance and sale of the Purchaser Units and the issuance of Warrant Shares, and to carry out its obligations hereunder. All action on the part of the Company, its officers, directors and shareholders, if necessary or required under the applicable laws, regulations or Nasdaq Rules, for the authorization of the Ordinary Shares and Purchaser Warrants being purchased by the Purchaser and the Warrant Shares, the authorization, execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated herein, including the issuance and sale of the Ordinary Shares, Purchaser Warrants and Warrant Shares has been taken.

(e)	Upon delivery, the Transaction Agreements will have been duly executed by the Company and will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with their terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(f)	Upon execution and delivery of the Transaction Agreements and the performance by the Company of the obligations imposed on it in the Transaction Agreements, including the issuance and sale of the Purchaser Units and the Warrant Shares, will not (i) conflict with or violate any provision of the M&AA or other organizational or charter documents of the Company, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other agreement to which the Company is a party or by which any material property or material asset of the Company, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject, or by which any material property or material asset of the Company is bound, except, in each case, as could not reasonably be expected to result in a Material Adverse Effect.

(g)	The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Agreements, including the issuance of the Ordinary Shares and Purchaser Warrants being purchased by the Purchaser and the issuance of the Warrant Shares, other than filings required under applicable securities laws which either have been made or will be made by the Company before the applicable deadline under the applicable laws and regulations for such filing.

(h)	The Ordinary Shares and Purchaser Warrants being purchased by the Purchaser hereunder have been duly and validly authorized and, upon issuance pursuant to the terms of this Agreement against full payment therefor in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and will be issued free and clear of any liens or other restrictions (other than those as provided in the Transaction Agreements or restrictions on transfer under applicable state and federal securities laws), and the holder of the Ordinary Shares being purchased hereunder shall be entitled to all rights accorded to a holder of Ordinary Shares. The Warrant Shares have been duly and validly authorized and reserved for issuance and, upon issuance pursuant to the terms of the Purchaser Warrants against full payment therefor in accordance with the terms of the Purchaser Warrants, will be duly and validly issued, fully paid and non-assessable and will be issued free and clear of any liens or other restrictions (other than those as provided in the Transaction Agreements or restrictions on transfer under applicable state and federal securities laws), and the holder of the Warrant Shares shall be entitled to all rights accorded to a holder of Ordinary Shares. The issuance and delivery of the Ordinary Shares and the Purchaser Warrants being purchased by the Purchaser does not, and the exercise in full of the Purchaser Warrants and the issuance and delivery of the Warrant Shares thereupon will not, (a) obligate the Company to offer to issue, or issue, Ordinary Shares or other securities to any Person (other than the Purchaser) pursuant to any preemptive rights, rights of first refusal, rights of participation or similar rights, or (b) result in any adjustment (automatic, at the election of any Person or otherwise) of the exercise, conversion, exchange or reset price under, or any other anti-dilution adjustment pursuant to, any securities of the Company currently outstanding as of the Closing Date. Subject to the accuracy of the representations and warranties made by the Purchaser in Section 6, the offer and sale of the Ordinary Shares and the Purchaser Warrants to the Purchaser is, and will be, (i) exempt from the registration and prospectus delivery requirements of the Securities Act and (ii) exempt from (or otherwise not subject to) the registration, qualification and prospectus delivery requirements of applicable securities laws of the states of the United States.

(i)	The Company further makes such representations and warrants to the Purchaser as set forth in Schedule II attached hereto, and for the avoidance of doubt, the provisions of Schedule II shall be deemed part of this Section 7.1.

8.	Legending of Subject Securities.

8.1 The Purchaser hereby acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, any certificates representing the Ordinary Shares may bear a restrictive legend pursuant to applicable laws and may include language substantially similar to the below:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE SECURITIES ACT.”

8.2 In connection with any sale, assignment, transfer or other disposition of the Ordinary Shares or Warrant Shares by a Purchaser pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the purchaser acquires freely tradable securities, the Purchaser shall instruct the Company’s transfer agent (the “Transfer Agent”) in writing to remove any restrictive legends. The Purchaser shall deliver such written instruction, in the form of an email (the “Legend Removal Notice”), to the Transfer Agent’s email address provided by the Company. The Company shall take (a) all necessary actions to cause the Transfer Agent to, upon receipt of the Legend Removal Notice, as soon as reasonably practicable in accordance with applicable law and its customary procedures, remove any restrictive legends related to the book-entry account holding such securities and make a new, unlegended entry for such book-entry securities sold or disposed of, and (ii) provide all necessary cooperation for such legend removal, including the timely delivery of the company certificate substantially in the form attached hereto as Exhibit B (the “Company Certificate”) to Purchaser’s legal counsel and/or the Transfer Agent (if so requested) and other customary certificates and other documents that may be reasonably requested by the Purchaser or the Transfer Agent. If the Transfer Agent fails to respond to the Purchaser’s Legend Removal Notice within 24 hours following the delivery of such notice by the Purchaser, the Purchaser shall have the right to request the Company to, and the Company shall upon such request promptly, instruct the Transfer Agent to complete the legend removal requests specified in the Legend Removal Notice within two business days following the initial delivery of the Legend Removal Notice. The Purchaser shall bear fees of its own legal counsel for issuance and delivery of any legal opinion in connection with a sale or transfer of the Ordinary Shares or Warrant Shares pursuant to Rule 144 (the “Legend Removal Opinion”), and the Company shall be responsible for any other fees and costs in connection with any legend removal by the Purchaser, including the fees of the Company’s Transfer Agent. The Transfer Agent has confirmed to the Company that, other than the Legend Removal Opinion, the Transfer Agent will not request any other documents from the Company or the Purchaser for legend removal on shares held by the Purchaser as long as the Purchaser is not an “affiliate” of the Company under Rule 144.

8.3 Subject to delivery by the Purchaser to the Transfer Agent of the Legend Removal Notice, upon the earliest of such time as the Ordinary Shares or Warrant Shares (i) have been sold under the Securities Act pursuant to an effective registration statement; (ii) have been sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or any successor provision), the Company shall, in accordance with the provisions of this Section 8.3 and as soon as reasonably practicable following any request therefor from a Purchaser, deliver to the transfer agent of the Company irrevocable instructions that such transfer agent shall make a new, unlegended entry for such book entry securities.

9.	Costs

9.1 Unless otherwise provided in this Agreement, the Purchaser acknowledges and agrees that all costs and expenses incurred by the Purchaser (including any fees and disbursements of any special counsel retained by the Purchaser) relating to the purchase of the Purchaser Units shall be borne by the Purchaser.

10.	Covenants

10.1 Further Assurances. Each party agrees to cooperate with each other and their respective officers, employees, attorneys, accountants and other agents, and, generally, do such other reasonable acts and things in good faith as may be necessary to effectuate the intents and purposes of the Transaction Agreements, subject to the terms and conditions of the Transaction Agreementsand compliance with applicable law, including taking reasonable action to facilitate the filing of any document or the taking of reasonable action to assist the other parties hereto in complying with the terms of the Transaction Agreements.

10.2 Listing. The Company shall use reasonable best efforts to maintain the listing and trading of its Ordinary Shares on the Nasdaq and, in accordance therewith, will use reasonable best efforts to comply in all material respects with the Company’s reporting, filing and other obligations under the rules and regulations of Nasdaq.

10.3 Disclosure of Transactions. The Company shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Agreement (or if this Agreement is executed between midnight and 9:00 a.m., New York City time, on any Business Day, no later than 9:01 a.m., New York City time, on the date the Agreement is executed), issue a press release (the “Press Release”) disclosing (i) all material terms of the transactions contemplated hereby and by the other Transaction Agreements, and (ii) all material non-public information concerning the Company disclosed to the Purchaser, if any. Following the issuance or filing of the Press Release, no Purchaser shall be in possession of any material non-public information concerning the Company disclosed to the Purchaser by the Company or its representatives. The Company understands and confirms that the Purchaser will rely on the foregoing representation in effecting securities transactions. In addition, on or before the fourth (4th) Business Day following the date of this Agreement, the Company shall file with the SEC a Report on Form 6-K disclosing all material terms of the transactions contemplated by this Agreement, with a form of this Agreement and forms of other Transaction Agreements attached as exhibits to such 6-K. Notwithstanding anything in this Agreement to the contrary, the Company shall not publicly disclose the name of the Purchaser or any of its affiliates or advisors, or include the name of the Purchaser or any of its general partner, limited partners, their respective affiliates or advisors in any press release or filing with the SEC or any regulatory agency, without the prior written consent of the Purchaser, except (i) as required by the federal securities law in connection with the filing of final Transaction Agreements with the SEC or pursuant to other routine proceedings of regulatory authorities, or (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of Nasdaq, in each case of (i) or (ii), the Company shall promptly provide the draft disclosure or filing to the Purchaser in advance, give the Purchaser reasonable time to review such disclosure or filing, and consider in good faith of any comments that the Purchaser may have.

10.4 Integration; Regulation S Compliance. The Company shall not, and shall use its commercially reasonable efforts to ensure that no affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Ordinary Shares and Purchaser Warrants being sold under this Agreement in a manner that would require the registration under the Securities Act of the sale of such securities to the Purchaser, or that will be integrated with the offer or sale of such securities for purposes of the rules and regulations of Nasdaq such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction, or there are any applicable exemptions to the requirement for shareholder approval, including the home country exemption. With respect to those Ordinary Shares and Purchaser Warrants sold pursuant to this Agreement in reliance upon Regulation S, (i) none of the Company, its affiliates or any person acting on its or their behalf will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company and its affiliates and any person acting on its or their behalf will comply with the offering restrictions set forth in Regulation S.

10.5 Reservation of Ordinary Shares. As of the date of this Agreement, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of Ordinary Shares and the underlying Ordinary Shares for the purpose of enabling the Company to issue the Warrant Shares that are issuable upon the exercise of the Purchaser Warrants.

10.6 Use of Proceeds. The Company shall use the net proceeds from the transactions contemplated by this Agreement only for lawful purposes and shall not, directly or indirectly, use such proceeds, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture or other Person, in any manner that would (or would be reasonably likely to): (a) constitute a violation of any of the anti-bribery, anti-money laundering, export control or economic sanctions laws referenced in Section 19 of Schedule II (the “Specified Laws”); or (b) cause any representation or warranty set forth in Section 19 of Schedule II to be untrue or inaccurate as if made at the time of such use. Without limiting the foregoing, the Company shall not use such proceeds to fund, finance, facilitate or support any (i) unlawful payment, gift, promise or offer to any government official or other Person in violation of the Specified Laws, (ii) transaction with, or for the benefit of, any Person that is the subject of sanctions administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) (a “Sanctioned Person”), or (iii) transaction in, or involving the government of, any country or territory that is the subject of comprehensive OFAC sanctions (a “Sanctioned Country”), in each case, to the extent prohibited by the Specified Laws.

10.7 Rule 144. With a view to making available to the Purchaser the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Purchaser to sell Ordinary Shares to the public without registration, the Company covenants and agrees to, until the earlier of (A) six months after such date as all of the Ordinary Shares held by the Purchaser (including the Warrant Shares that may be acquired by the Purchaser upon exercise of the Purchaser Warrants) may be sold without restriction by the holders thereof pursuant to Rule 144 or any other rule of similar effect or (B) such date as the Purchaser no longer holds any Ordinary Shares or Purchaser Warrants: (i) make and keep adequate current public information available, as those terms are understood and defined in Rule 144; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish electronically to the Purchaser upon its reasonable written request, as long as the Purchaser holds any Ordinary Shares or Purchaser Warrants, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of or electronic access to the Company’s most recent Annual Report on Form 20-F or interim financial statements on Form 6-K, and (C) such other publicly available information as may be reasonably requested in order to avail the Purchaser of any rule or regulation of the SEC that permits the selling of any such Ordinary Shares without registration.

11.	Governing Law; Submission to Jurisdiction; Venue; Waiver of Trial by Jury

11.1 This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to choice of laws or conflicts of laws provisions thereof that would require the application of the laws of any other jurisdiction. The Company and the Purchaser hereby irrevocably and unconditionally:

(a)	submits for itself and its property in any legal action or proceeding relating solely to this Agreement or the transactions contemplated hereby, to the general jurisdiction of any state court or United States Federal court sitting in the Borough of Manhattan, City of New York in the State of New York;

(b)	consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(c)	agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (a) is not available despite the intentions of the parties hereto;

(d)	agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;

(e)	agrees that to the extent that such party has or hereafter may acquire any immunity (whether on the basis of sovereignty or otherwise) from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended; and

(f)	irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement.

12.	Confidentiality

12.1 The Purchaser covenants that until such time as the transactions contemplated by this Agreement and any material non-public information provided to the Purchaser are publicly disclosed by the Company, such Investor will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction), other than to the Purchaser’s general partner, limited partners, their respective affiliates, directors and officers of the foregoing entities, outside attorney, accountant, auditor or investment advisor only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law.

12.2 The Company may request from the Purchaser such reasonable and customary additional information as the Company may deem necessary to evaluate the eligibility of the Purchaser to acquire the securities under this Agreement. The Company agrees to keep any such information provided by the Purchaser confidential, except to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of Nasdaq, in each case the Company shall promptly provide the draft disclosure to the Purchaser in advance, give the Purchaser reasonable time to review such disclosure, and consider in good faith of any comments that the Purchaser may have.

13.	Survival

13.1 This Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Purchaser Units by the Purchaser pursuant hereto.

14.	Assignment

14.1 None of the parties may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of (x) the Company, in the case of the Purchaser, and (y) the Purchaser, in the case of the Company, provided that the Purchaser may, without the prior consent of the Company, assign its rights under this Agreement, including, without limitation, its rights under Section 8 and Section 10.7 above to its general partner or limited partners in connection with a bona fide distribution in-kind of the Ordinary Shares, Purchaser Warrants and/or Warrant Shares acquired by the Purchaser (the “In-kind Distribution”). In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of this Agreement by executing a writing agreeing to be bound by and subject to the provisions of this Agreement and shall deliver an executed counterpart signature page to this Agreement and, notwithstanding such assumption or agreement to be bound hereby by an assignee, no such assignment shall relieve any party assigning any interest hereunder from its obligations or liability pursuant to this Agreement. For the avoidance of doubt, nothing in this Agreement shall be deemed to have any restrictions on the Purchaser’s ability to effect any In-kind Distribution.

15.	Severability

15.1 If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

16.	Entire Agreement

16.1 Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the sale of the Purchaser Units and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else.

17.	Notices

17.1 All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day. Notices to the Purchaser shall be directed to the email address on the signature page of this Agreement (or such other email address that may be provided by the Purchaser to the Company from time to time) and notices to the Company shall be directed to it at the email address listed below (or such other email address that may be provided by the Company to the Purchaser from time to time):

Company: SuperX AI Technology Limited

Attention: Yu Chun Kit, Director

Email Address: anderson@superx.sg

18.	Counterparts and Electronic Means

18.1 This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date hereinafter set forth.

19.	Amendment and Waiver

19.1 No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

20.	Public Statements or Releases

20.1 Except as set forth in Section 10.3, neither the Company nor the Purchaser shall make any public announcement with respect to the existence or terms of this Agreement or the transactions provided for herein without the prior consent of the other party (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, and subject to compliance with Section 10.3, nothing in this Section 20.1 shall prevent any party from making any public announcement it considers necessary in order to satisfy its obligations under the law, including applicable securities laws, or under the rules of any national securities exchange or securities market, in which case the Company shall allow the Purchaser reasonable time to comment on such release or announcement in advance of such issuance, and the Company will consider in good faith the Purchaser’s comments. The Company shall not include the name of the Purchaser or any of its general partner, limited partners, their respective affiliates or advisors in any press release or public announcement (which, for the avoidance of doubt, shall not include any filing with the SEC if so required by the applicable rules of the SEC) without the prior written consent of the Purchaser, except as otherwise required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company shall allow the Purchaser, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. Notwithstanding anything to the contrary in this Section 20.1, Purchaser review shall not be required for Company disclosures that are substantially consistent with prior Company disclosures.

21.	Indemnification

21.1 The Company agrees to indemnify and hold harmless each Purchaser and its affiliates, and their respective directors, officers, trustees, members, managers, employees, investment advisors and agents (collectively, the “Indemnified Persons”), from and against any direct losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such Indemnified Person may become subject solely to the extent arising out of or resulting from a material breach of any representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Agreements, and will reimburse any such Indemnified Person for all such amounts as they are incurred by such Indemnified Person solely to the extent such amounts are not resulted from such Indemnified Person’s fraud or willful misconduct. The Company’s aggregate liability under this Section 21.1 shall not exceed an amount equal to the aggregate Subscription Proceeds payable by the Purchaser; provided that such limitation shall not apply in the case of the Company’s fraud or willful misconduct. The Company shall not be liable for any special, consequential, punitive or indirect damages under this Section 21.1.

21.2 Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement unless such judgment or settlement (i) imposes no liability or obligation on, (ii) includes as an unconditional term thereof the giving of a complete, explicit and unconditional release from the party bringing such indemnified claims of all liability of the indemnified party in respect of such claim or litigation in favor of, and (iii) does not include any admission of fault, culpability, wrongdoing, or wrongdoing or malfeasance by or on behalf of, the indemnified party. No indemnified party will, except with the consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement.

22.	Termination

22.1 The obligations of the Company, on the one hand, and the Purchaser, on the other hand, to effect the Closing shall terminate as follows:

(a)	Upon the mutual written consent of the Company and the Purchaser prior to the Closing;

(b)	By the Company if any of the conditions with respect to the Purchaser set forth in Section 5.1 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(c)	By the Purchaser if any of the conditions set forth in Section 5.2 shall have become incapable of fulfillment, and shall not have been waived by the Purchaser; or

(d)	By either the Company or the Purchaser if the Closing has not occurred on or prior to the tenth Business Day following the date of this Agreement; provided, however, that no party may terminate this Agreement pursuant to this Section 22.1(d) if the failure of the Closing to occur on or prior to such date (i) results from, or has been caused by, such party’s own action or inaction (including any failure to deliver its required Closing deliverables or to take any other action required of it under this Agreement), or (ii) the other party has notified such party in writing that all conditions to its Closing obligations have been satisfied or waived and that it is ready, willing and able to consummate the Closing.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF the Purchaser has duly executed this Agreement as of the date first written above.

Purchaser:

[--], a Cayman Islands Exempted Limited Partnership

By: [--], in its capacity as the general partner

By:
Name:	[--]
Title	[--]

(Amount of Subscription) (USD)

3,300,000 Ordinary Shares	1,100,000 Ordinary Shares
(Number of Ordinary Shares Subscribed)	(Number of Ordinary Shares Issuable upon Exercise of the Purchaser Warrants Subscribed)

Notice Information:

Address: [--]

Attention: [--]

Email: [--]

IN WITNESS WHEREOF the Company has duly executed this Agreement as of the date first written above.

Company:

SUPERX AI TECHNOLOGY LIMITED

By:
Name:	Yu Chun Kit
Title:	Director

Exhibit A

Form of Purchaser Warrants

See attached

Exhibit B

Form of Company Certificate for Legend Removal

See attached

Schedule I

Scope of BVI Closing Legal Opinion

1.	The Company is a company duly incorporated with limited liability under the BVI Business Companies Act, 2004, and is validly existing and in good standing under the laws of the British Virgin Islands.

2.	The Company has the corporate power to execute and deliver each of the Transaction Agreements and perform its obligations thereunder.

3.	The Company has duly authorized, executed and delivered the Transaction Agreements, and the Transaction Agreements constitute its valid and binding obligations enforceable against it in accordance with their terms.

4.	The Ordinary Shares issued by the Company under the Subscription Agreement have been duly authorized and, when delivered and paid for in accordance with the Subscription Agreement, will be validly issued, fully paid and nonassessable.

5.	Assuming the Warrant Shares were issued today in accordance with the terms of the Purchaser Warrants, they would be duly authorized, validly issued, fully paid and nonassessable.

6.	The execution and delivery of the Transaction Agreements by the Company, the performance by the Company of its obligations under the Transaction Agreements do not contravene:

●	any provision of the Company’s M&AA; or

●	any law, regulation or order of the British Virgin Islands applicable to the Company.

7.	No consents, licences, approvals, authorisations or exemptions of any governmental or regulatory authority, agency or court in the British Virgin Islands are required by the Company (other than those already obtained by the Company) in connection with the execution of the Transaction Agreements by the Company or the exercise of its rights or the performance by it of its obligations thereunder.

8.	The entry of the Purchaser’s name in the Company’s register of members as the holder of the Ordinary Shares in accordance with the Company’s M&AA, will constitute prima facie evidence under the BVI Business Companies Act that the Purchaser holds legal title to such Ordinary Shares. There is no any provision of BVI law that would impose any general restriction on the transfer of the Ordinary Shares purchased by the Purchaser.

9.	The express choice of the laws of the jurisdiction specified in the Document to be the governing law of that Document (its Governing Law) will be recognised and applied by the courts of the British Virgin Islands in any action brought in such courts in respect of such Document, as the case may be.

Schedule II

Additional Representations and Warranties of the Company

1 Capitalization. The Company’s disclosure of its authorized, issued and outstanding share capital in the SEC Reports containing such disclosure was accurate in all material respects as of the date indicated in such SEC Reports. All of the issued and outstanding Ordinary Shares have been duly authorized and validly issued and are fully paid and non-assessable, and will not be subject to any call for further capital. None of the outstanding share capital of the Company was issued in violation of any preemptive or other similar rights of any securityholder of the Company which have not been waived, and all such share capital was issued in compliance in all material respects with applicable state and federal securities law and any rights of third parties. Except as disclosed in the SEC Reports or pursuant to the Company’s equity incentive plans or outstanding warrants described in the SEC Reports, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any share capital or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any share capital of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the share capital of the Company conforms in all material respects to the description thereof contained in the SEC Reports; and all the outstanding share capital or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares), are not subject to any call for further capital and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except as disclosed in the SEC Reports.

2 Registration Rights. Except as set forth in the Transaction Agreements or as disclosed in the SEC Reports, the Company is presently not under any obligation, and has not granted any rights, to register under the Securities Act any of the Company’s presently outstanding securities, other than such rights and obligations that have expired or been satisfied or waived.

3. SEC Filings; Financial Statements.

(a) The Company has filed all forms, statements, certifications, reports and documents required to be filed by it with the SEC under Section 13 and 15(d) of the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder (the “Exchange Act”) for the one year preceding the date of this Agreement. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the filed SEC Reports complied in all material respects with the applicable requirements of the Exchange Act, and, as of the time they were filed, none of the filed SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no outstanding or unresolved comments from the SEC staff with respect to the SEC Reports. To the Company’s knowledge, none of the SEC Reports are the subject of an ongoing SEC review. The interactive data in eXtensible Business Reporting Language included in the SEC Reports fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto. The Company is not, and has never been, an issuer subject to Rule 144(i) under the Securities Act.

(b) The consolidated financial statements of the Company included in the SEC Reports (collectively, the “Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated, and the results of its operations and cash flows for the periods therein specified, and have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods therein specified (except as otherwise noted therein, and except that any unaudited financial statements may not contain certain footnotes and are subject to normal and recurring year-end adjustments). Except as set forth in the Financial Statements filed prior to the date of this Agreement, or as otherwise disclosed in the SEC Reports, the Company has not incurred any liabilities, contingent or otherwise, except (i) those incurred in the ordinary course of business, consistent with past practices since the date of such financial statements or (ii) liabilities not required under GAAP to be reflected in the Financial Statements, in either case, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

4. Absence of Changes. Since June 30, 2024, except as disclosed in the SEC Reports (a) the Company has conducted its business only in the ordinary course of business and there have been no material transactions entered into by the Company or any of its subsidiaries other than in the ordinary course of business (except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto); (b) no material change to any material contract or arrangement by which the Company or any of its subsidiaries is bound or to which any of its assets or properties is subject has been entered into that has not been disclosed in the SEC Reports; and (c) there has not been any other event or condition of any character that has had or would reasonably be expected to have a Material Adverse Effect; provided, however, that none of the following will be deemed in themselves, either alone or in combination, to constitute, and that none of the following will be taken into account in determining whether there has been or will be, a Material Adverse Effect under this Section 4:

(i) any change generally affecting the economy, financial markets or political, economic or regulatory conditions in the United States, Hong Kong or any other geographic region in which the Company conducts business, provided that the Company is not disproportionately affected thereby;

(ii) general financial, credit or capital market conditions, including interest rates or exchange rates, or any changes therein, provided that the Company is not disproportionately affected thereby;

(iii) any change that generally affects industries in which the Company and its subsidiaries conduct business, provided that the Company is not disproportionately affected thereby;

(iv) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, fires or other natural disasters, weather conditions, global pandemics, including the COVID-19 pandemic and related strains, epidemic or similar health emergency, and other force majeure events in the United States, Hong Kong or any other location, provided that the Company is not disproportionately affected thereby;

(v) national or international political or social conditions (or changes in such conditions), whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack, provided that the Company is not disproportionately affected thereby;

(vi) material changes in laws after the date of this Agreement; and

(vii) in and of itself, any material failure by the Company to meet any published or internally prepared estimates of revenues, expenses, earnings or other economic performance for any period ending on or after the date of this Agreement (it being understood that the facts and circumstances giving rise to such failure may be deemed to constitute, and may be taken into account in determining whether there has been, a Material Adverse Effect to the extent that such facts and circumstances are not otherwise described in clauses (i)-(v) of this definition).

5. Absence of Litigation. Except as disclosed in the SEC Reports, there is no action, suit, proceeding, arbitration, claim, investigation, charge, complaint or inquiry pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect, nor are there any orders, writs, injunctions, judgments or decrees outstanding of any court or government agency or instrumentality and binding upon the Company or any of its subsidiaries that have had or would reasonably be expected to have a Material Adverse Effect. Except as disclosed in the SEC Reports, neither the Company nor any subsidiary, nor to the knowledge of the Company, any director or officer of the Company or any subsidiary, is presently, or since June 30, 2024 has been, the subject of any action involving a claim of violation of or liability under federal, state or foreign securities laws relating to the Company or such subsidiary or a claim of breach of fiduciary duty relating to the Company or such subsidiary.

6. Compliance with Law; Permits. Except as disclosed in the SEC Reports, neither the Company nor any of its subsidiaries is in violation of, or has received any written notices of violations with respect to, any laws, statutes, ordinances, rules or regulations of any governmental body, court or government agency or instrumentality, except for violations which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have, to the extent required by applicable law, all required licenses, permits, certificates and other authorizations (collectively, “Governmental Authorizations”) from such federal, state, local, or foreign government or governmental agency, department or body that are currently necessary for the operation of the business of the Company and its subsidiaries as currently conducted, except where the failure to possess currently such Governmental Authorizations has not had and is not reasonably expected to have a Material Adverse Effect. Neither the Company nor any subsidiary has received any written (or, to the Company’s knowledge, oral) notice regarding any revocation or material modification of any such Governmental Authorization, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, has or would reasonably be expected to result in a Material Adverse Effect.

7. Intellectual Property. The Company and its subsidiaries own, or have rights to use, all material inventions, patent applications, patents, trademarks, trade names, service names, service marks, copyrights, trade secrets, know how (including unpatented and/or unpatentable proprietary of confidential information, systems or procedures) and other intellectual property as described in the SEC Reports necessary for, or used in the conduct of their respective businesses (including as described in the SEC Reports) (collectively, “Intellectual Property”), except where any failure to own, possess or acquire such Intellectual Property has not had, and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Intellectual Property of the Company and its subsidiaries has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part. To the Company’s knowledge: (i) there are no third parties who have rights to any Intellectual Property, including no liens, security interests, or other encumbrances; and (ii) there is no infringement by third parties of any Intellectual Property, except, in each case, which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. No action, suit, or other proceeding is pending, or, to the Company’s knowledge, is threatened: (A) challenging the Company’s or its subsidiaries’ rights in or to any Intellectual Property; (B) challenging the validity, enforceability or scope of any Intellectual Property; or (C) alleging that the Company or any of its subsidiaries infringes, misappropriates, or otherwise violates any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, except, in each case, which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any of its subsidiaries in all material respects, and to the Company’s knowledge all such agreements are in full force and effect. To the Company’s knowledge, there are no material defects in any of the patents or patent applications included in the Intellectual Property. The Company and its subsidiaries have taken all reasonable steps to protect, maintain and safeguard their Intellectual Property.

8. Employee Benefits. The Company and its subsidiaries are in compliance with all applicable federal, state, local and foreign laws, rules and regulations regarding employment, except for any failures to comply that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. There is no labor dispute, strike or work stoppage against the Company or its subsidiaries pending or, to the knowledge of the Company, threatened which may interfere with the business activities of the Company, except where such dispute, strike or work stoppage is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

9. Taxes. The Company and its subsidiaries have filed all federal, state and foreign income Tax Returns and other Tax Returns required to have been filed under applicable law (or extensions have been duly obtained) and have paid all Taxes required to have been paid by them, except for those which are being contested in good faith and except where failure to file such Tax Returns or pay such Taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No assessment in connection with United States federal tax returns has been made against the Company. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or reassessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect. No audits, examinations, or other proceedings with respect to any material amounts of Taxes of the Company and its subsidiaries are presently in progress or have been asserted or proposed in writing without subsequently being paid, settled or withdrawn. There are no liens on any of the assets of the Company. At all times since inception, the Company has been and continues to be classified as a corporation for U.S. federal income tax purposes. Neither the Company nor any of its subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)-2 during the period specified in Code Section 897(c)(1)(A)(ii). No stamp duty, stamp duty reserve, registration, transfer or other similar taxes or duties (“Transfer Taxes”) are payable in British Virgin Islands or Hong Kong by or on behalf of the Purchaser in connection with (a) the sale and delivery of the Ordinary Shares and Purchaser Warrants to or for the account of the Purchaser in the manner contemplated by this Agreement or (b) the execution and delivery of the Transaction Agreements.

10. Title. Each of the Company and its subsidiaries has good and marketable title to all personal property owned by it that is material to the business of the Company, free and clear of all liens, encumbrances and defects except such as do not materially and adversely affect the value of such property and do not materially and adversely interfere with the use made and proposed to be made of such property by the Company or its subsidiaries, as the case may be. Any real property and buildings held under lease by the Company or its subsidiaries is held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or its subsidiaries, as the case may be. The Company does not own any real property.

11. Insurance. The Company carries or is entitled to the benefits of insurance in such amounts and covering such risks that is customary for comparably situated companies and is adequate for the conduct of its business and the value of its real and personal properties (owned or leased) and tangible assets, and each of such insurance policies is in full force and effect and the Company is in compliance in all material respects with the terms of such insurance policies. Other than customary end-of-policy notifications from insurance carriers, since June 30, 2024, the Company has not received any notice or other communication regarding any actual or possible: (i) cancellation or invalidation of any material insurance policy or (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy.

12. Trading Markets. The issued and outstanding Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Capital Market under the symbol “SUPX”. The Company is in compliance with all applicable listing requirements of Nasdaq. As of the date of this Agreement, there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq, the SEC or any other securities regulator to prohibit or terminate the listing of the Ordinary Shares on Nasdaq or to deregister the Ordinary Shares under the Exchange Act. The Company has taken no action as of the date of this Agreement that is designed to terminate the registration of the Ordinary Shares under the Exchange Act. The Ordinary Shares are currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation.

13. Sarbanes-Oxley Act. The Company is, and since June 30, 2024 has been, in compliance in all material respects with all applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder.

14. Accounting Controls and Disclosure Controls and Procedures. The Company maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is designed to comply with the requirements of the Exchange Act applicable to the Company and provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance (i) that the Company maintains records that in reasonable detail accurately and fairly reflect the Company’s transactions and dispositions of assets, (ii) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (iii) that receipts and expenditures are made only in accordance with authorizations of management and the Board of Directors of the Company and (iv) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s financial statements. Except as disclosed in the Company’s SEC Reports filed prior to the date of this Agreement, the Company has not identified any material weaknesses in the design or operation of the Company’s internal control over financial reporting. The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to provide reasonable assurance that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

15. Price Stabilization of Ordinary Shares. The Company has not taken, nor will it take, directly or indirectly, any action designed to stabilize or manipulate the price of the Ordinary Shares in violation of applicable securities laws to facilitate the sale or resale of the Ordinary Shares or the Warrant Shares.

16. Investment Company Act; Not a Passive Foreign Investment Company. The Company is not, and immediately after receipt of the Subscription Proceeds payable under this Agreement, will not be, an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended. As of June 30, 2025, the Company would not have been considered a “passive foreign investment company,” as such term is defined in the Code, and immediately after the offering and sale of the Securities, less than 50% of the Company’s assets will be classified as assets that produce, or are held for the production of, passive income for the purpose of Section 1297 of the Code and the rules, regulations and administrative pronouncements relating thereto, including cash. Neither the Company nor any subsidiary is, and, after giving effect to the offering and sale of the Securities, neither of them will be, a “controlled foreign corporation” as defined by the Code.

17. General Solicitation; No Integration or Aggregation. Neither the Company nor any other person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of Ordinary Shares and Purchaser Warrants pursuant to this Agreement. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be (i) integrated with the offer and sale of the Ordinary Shares and Purchaser Warrants pursuant to this Agreement for purposes of the Securities Act or (ii) aggregated with prior offerings by the Company for the purposes of the rules and regulations of Nasdaq. With respect to those Securities sold in reliance upon Regulation S, (x) none of the Company, its Affiliates or any person acting on its or their behalf has engaged in any directed selling efforts within the meaning of Regulation S and (y) each of the Company and its Affiliates and any person acting on its or their behalf has complied with the offering restrictions set forth in Regulation S.

18. Brokers and Finders. Neither the Company nor any other person authorized by the Company to act on its behalf has retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

19. Anti-Bribery and Anti-Money Laundering Laws. Each of the Company, its subsidiaries and, to the knowledge of the Company, any of their respective officers, directors, supervisors, managers, agents, or employees are and have at all times been in compliance with and its participation in the offering will not violate: (A) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope; (B) anti-money laundering laws, including, but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code sections 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder; and/or (C) except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, any laws with respect to import and export control and economic sanctions, including the U.S. Export Administration Regulations, the U.S. International Traffic in Arms Regulations, and economic sanctions regulations and executive orders administered by the U.S. Department of the Treasury Office of Foreign Asset Control.

20. Cybersecurity. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and are free and clear of all material Trojan horses, time bombs, malware and other malicious code. The Company and its subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls designed to maintain and protect the confidentiality, integrity, availability, privacy and security of all sensitive, confidential or regulated data (“Confidential Data”) used or maintained in connection with their businesses, and the integrity, availability continuous operation, redundancy and security of all IT Systems.

21. Transactions with Affiliates and Employees. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company, on the other hand, that is required to be described in the SEC Reports that is not so described.

22. Submission to Jurisdiction. The Company has the power to submit, and pursuant to Section 11 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, City of New York in the State of New York, U.S.A. (each, a “New York Court”) and the Company has the power to designate, appoint and authorize, and pursuant to Section 10 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement or the Securities in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 11 hereof.

23. Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act and a “foreign issuer” (as defined in Rule 902(e) of Regulation S) and reasonably believes that there is no “substantial U.S. market interest” (as defined in Rule 902(j) of Regulation S) in any of the Securities. The Company agrees to notify the Purchaser as soon as practicable upon the Company ceasing to be a foreign private issuer.

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